Exhibit 10.1

FIRST AMENDMENT TO THE
CAPITAL SOUTHWEST CORPORATION
2009 STOCK INCENTIVE PLAN

WHEREAS, Capital Southwest Corporation (the “Company”) previously adopted the 2009 Stock Incentive Plan (the “2009 Plan”);

WHEREAS, Section 18 of the 2009 Plan provides that the Board of Directors of the Company (the “Board”), may, subject to certain limitations, amend the 2009 Plan; and

WHEREAS, the Board has determined that it is in the best interests of the Company to amend the 2009 Plan as provided below.

NOW, THEREFORE, the 2009 Plan is hereby amended as follows:

1.            Section 2(ff) of the 2009 Plan is deleted in its entirety and replaced with the following:

(ff)          “Termination of Service” shall mean the termination of employment of an Employee by the Company and all Subsidiaries or the termination of service by an Outside Director as a member of the Board of Directors of the Company and all Subsidiaries.  A Participant’s service shall not be deemed to have terminated because of a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service.  Furthermore, a Participant’s service with the Company Group shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company or a Subsidiary; provided, however, that if any such leave exceeds 90 days, on the 91st day of such leave the Participant’s service shall be deemed to have terminated unless the Participant’s leave of absence is approved by the Committee.  Except as otherwise provided in any Award Agreement, the Participant’s service shall be deemed to have terminated upon the entity for which the Participant performs service ceasing to be a Subsidiary (or any successor).  Subject to the foregoing, the Company, in its discretion, shall determine whether a Participant’s service has terminated and the effective date of such termination.

2.            The 2009 Plan, as amended hereby, shall continue in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the 2009 Stock Incentive Plan to be executed by its duly authorized officer, effective as of August 28, 2014.

CAPITAL SOUTHWEST CORPORATION

By:	/s/ Joseph B. Armes
Name: Joseph B. Armes
Title:	Chairman of the Board President and Chief Executive Officer